Exhibit 107

Calculation of Filing Fee Tables

Form S-4
(Form Type)

Focus Impact BH3 NewCo, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	NewCo Class A Common Stock(3)	Other(5)	8,051,945	N/A	$85,833,734(5)	0.00014760	$12,669.06
Fees to be Paid	Equity	NewCo Class A Common Stock(4)	Other(6)	149,344,572	N/A	$11,389,466(6)	0.00014760	$1681.10
Fees to be Paid	Equity	Warrants to acquire NewCo Class A Common Stock(7)	Other(8)	17,900,000	N/A	$1,165,290(8)	0.00014760	$172.00
Fees to be Paid	Equity	NewCo Class A Common Stock issuable upon exercise of warrants(9)	Other(5)	17,900,000	N/A	$190,814,000(5)	0.00014760	$28,164.15
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$289,202,490		$42,686.29
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$42,686.29

(1)
In connection with the business combination (the “Business Combination”), pursuant to which Focus Impact BH3 Acquisition Company, a Delaware corporation (“Focus Impact”) agreed to combine with XCF Global Capital, Inc. (“XCF”) in a series of transactions that will result in the registrant, Focus Impact BH3 NewCo, Inc., a Delaware corporation (“NewCo”) becoming a publicly traded company, as described in the proxy statement/prospectus forming part of this registration statement.

(2)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)
The number of shares of Class A common stock, par value $0.0001 per share of NewCo (the “NewCo Class A Common Stock”), being registered represents (i) the 5,312,029 Focus Impact Class A common shares, par value $0.0001 per share (“Focus Impact Class A Shares”) that were registered pursuant to the Registration Statement on Form S-1 (File No. 333- 259269) (the “IPO registration statement”) and underlie the units offered by Focus Impact in its initial public offering (the “Public Shares”), which Public Shares will automatically convert by operation of law into shares of NewCo Class A Common Stock at the closing of the Business Combination and (ii) the 2,739,916 Focus Impact Class B common shares, par value $0.0001 per share, held by Focus Impact’s Sponsor Holders and Anchor Investors (as defined in the proxy statement/prospectus), which will automatically convert by operation of law into shares of NewCo Class A Common Stock in connection with the Business Combination.

(4)
The number of shares of NewCo Class A Common Stock being registered represents the 149,344,572 shares of NewCo Class A Common Stock to be issued in connection with the Business Combination to holders of capital stock of XCF, assuming no redemptions prior to the closing of the Business Combination.

(5)
Calculated in accordance with Rule 457(f)(1) of the Securities Act, based on the average of the high and low prices of the Focus Impact Class A Common Stock on The Nasdaq Stock Market LLC (“Nasdaq”) on July 26, 2024 ($10.66 per share of Focus Impact Class A Common Stock).

(6)
Calculated in accordance with Rule 457(f)(2) of the Securities Act. XCF is a private company and no market exists for its securities. Therefore, the proposed maximum aggregate offering price is the book value of such securities computed as of July 26, 2024.

(7)
The number of redeemable warrants to acquire shares of NewCo Class A Common Stock being registered represents the (i) 11,500,000 redeemable warrants to acquire Focus Impact Class A Common Stock (as defined in the proxy statement/prospectus) that were registered pursuant to the IPO registration statement and underlie the units offered by Focus Impact in its initial public offering (the “Public Warrants”), which will be converted by operation of law into redeemable warrants to acquire shares of NewCo Class A Common Stock in connection with the Business Combination and (ii) 6,400,000 private placement warrants of Focus Impact issued in connection with Focus Impact’s initial public offering (the “Private Placement Warrants”), which will automatically convert by operation of law into redeemable warrants to acquire shares of NewCo Class A Common Stock in connection with the Business Combination.

(8)
Calculated in accordance with Rule 457(f)(1) of the Securities Act, based on the average of the high and low prices of the Focus Impact Public Warrants on Nasdaq on July 26, 2024 ($0.0651 per Public Warrant).

(9)
Represents 17,900,000 shares of NewCo Class A Common Stock to be issued upon the exercise of the 11,500,000 Public Warrants and 6,400,000 Private Warrants, which will automatically convert by operation of law into redeemable warrants to acquire shares of NewCo Class A Common Stock at the time of the Business Combination.